As Filed with the Securities and Exchange Commission on May 24, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BROWN SHOE COMPANY, INC.
(Exact name of registrant as specified in its charter)

NEW YORK	43-0197190
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8300 Maryland Avenue
St. Louis, Missouri 63105
(Address, including zip code, of registrant's principal executive offices)

Brown Shoe Company, Inc.
Incentive and Stock Compensation Plan of 2002
(Full title of the plan)

Michael I. Oberlander, Esq.
Vice President, General Counsel and Corporate Secretary
Brown Shoe Company, Inc.
8300 Maryland Avenue
St. Louis, Missouri 63105
(314) 854-4000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $3.75 per share, including Common Stock Purchase Rights	1,500,000 shares	$20.33	$30,495,000	$2,806
(1)    Each share of Common Stock also represents one Common Stock Purchase Right. Value attributable to such Common Stock Purchase Right, if any, is reflected in the market price of the Common Stock. Prior to the occurrence of certain events as set forth in the Shareholder Rights Plan (See the Company's Current Report on Form 8-K dated March 8, 1996, the Company's Current Report on Form 8-K dated August 8, 1997, and Exhibit 4(a)(ii) of the Company's Form 10-Q for the quarter ended November 3, 2001), the Common Stock Purchase Rights will not be evidenced separately from the Common Stock.
(2)    Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 20, 2002 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.
(3)    This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to antidilution provisions.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

            Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

           Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Part II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

           Brown Shoe Company, Inc. (the "Company" or "Registrant") hereby incorporates by reference into this registration statement the following documents;

  The Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2002;
  The description of the Company's Common Stock, which is contained in the Company's Registration Statement on Form 10, as amended under cover of Form 8 filed on February 18, 1981; and
  The description of the Common Stock Purchase Rights which is contained in the Company's Current Report on Form 8-K dated March 8, 1996, the Company's Current Report on Form 8-K dated August 8, 1997, and Exhibit 4(a)(ii) of the Company's Form 10-Q for the quarter ended November 3, 2001.
            All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the termination of the offering shall hereby be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein, in an amendment hereto, or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated herein by reference, which statement is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

           Not applicable.

Item 5. Interests of Named Experts and Counsel.

           The legality of the Common Stock offered under the Plan has been passed upon for the Company by Michael I. Oberlander, Esq., 8300 Maryland Avenue, St. Louis, Missouri 63105, Senior Vice President, General Counsel and Corporate Secretary of the Company. As of May 24, 2002, Mr. Oberlander was the beneficial owner of 7,500 shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

           The bylaws of the Company provide that the Company shall indemnify any director and officer, and may indemnify any employee or agent, of the Company, or of any other entity if requested by the Company to serve as such, against any claim, liability or expense incurred as a result of such service, to the maximum extent permitted by law. To the extent that such employee or agent has been successful in the defense of a civil or criminal proceeding arising out of such service, such employee or agent shall be entitled to such indemnification. The bylaws also provide that such indemnification is not exclusive of any other indemnification to which such director, officer, employee or agent might be entitled, and authorize the Company to enter into agreements with any such director, officer, employee or agent, providing such rights of indemnification as the Board of Directors deems appropriate, provided that any such agreement shall not provide for indemnification of such a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action adjudicated, or that he or she personally gained a financial profit or other advantage to which such director or officer was not legally entitled. Finally, the Company may purchase and maintain insurance to indemnify any such director, officer, employee or agent, to the maximum extent allowed by law, whether or not the Company would otherwise have the power to indemnify such person.

            The foregoing statement is qualified in its entirety by reference to the Company's bylaws, as amended.

            New York law authorizes a corporation to indemnify any person made, or threatened to be made, a party to any action or proceeding, civil or criminal, other than a shareholders' derivative action, by reason of being a director or officer of the corporation or serving any other entity in any capacity (at the request of the corporation), against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, in connection therewith, if such director or officer acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service to any other entity, not opposed to, the best interests of the corporation and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify any person made, or threatened to be made, a party to a shareholders' derivative action, in the circumstances and to the extent described in the preceding sentence, except that in such case no indemnification shall be made for a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent the court finds that such person is fairly and reasonably entitled to such indemnification. Any person who has been successful, on the merits or otherwise, in the defense of a civil or criminal proceeding as described above in this paragraph, shall be entitled to indemnification under New York law.

            New York law provides that its statutory provisions relating to indemnification shall not be exclusive of any other indemnification to which a director or officer may be entitled by reason of the certificate of incorporation, bylaws, or, if authorized by the certificate or bylaws, by reason of a resolution of the stockholders or the directors as of an agreement with the corporation, provided that no indemnification may be made to or on behalf of an officer or director if a final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action adjudicated, or that such officer or director personally gained a financial profit or other advantage to which he or she was not legally entitled.

            The foregoing statement is qualified in its entirety by reference to Sections 715, 717 and 721 through 725 of the New York Business Corporation Law.

            The directors and officers of the Company are insured under a policy of directors' and officers' liability insurance.

Item 7. Exemption from Registration Claimed.

           Not applicable.

Item 8. Exhibits.

           Reference is made to the Exhibit Index filed herewith.

Item 9. Undertakings.
           (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%

change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on May 24, 2002.

                                                                                       BROWN SHOE COMPANY, INC.

                                                                                             By:  /s/ Michael I. Oberlander
                                                                                                     Michael I. Oberlander
                                                                                                     Vice President, General Counsel and
                                                                                                      Corporate Secretary

Power of Attorney

           Each person whose signature appears below hereby constitutes and appoints Ronald A. Fromm, Andrew M. Rosen and Michael I. Oberlander and each of them (with full power to each of them to act alone), his or her true and lawful attorneys in fact and agents for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated on May 24, 2002.

Signature                                                                                          Title
Ronald A. Fromm	Chairman of the Board, President and Chief Executive Officer
/s/ Andrew M. Rosen Andrew M. Rosen	Senior Vice President, Chief Financial Officer and Treasurer (Principal Executive Officer and Principal Financial Officer)
/s/ Richard C. Schumacher Richard C. Schumacher	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Joseph L. Bower Joseph L. Bower	Director
/s/ Julie C. Esrey Julie C. Esrey	Director
Richard A. Liddy	Director
/s/ John Peters MacCarthy John Peters MacCarthy	Director

S-1

/s/ Patricia G. McGinnis Patricia G. McGinnis	Director
/s/ W. Patrick McGinnis W. Patrick McGinnis	Director
/s/ Jerry E. Ritter Jerry E. Ritter	Director

S-2

Exhibit Index

Exhibit
Number         Description

5.1                   Opinion of Counsel.

23.1                 Consent of Independent Auditors.

23.2                 Consent of Counsel (included in Exhibit 5.1).

24.1                 Power of Attorney (included on Signature Page).